                               Exhibit 10(i)(F)



================================================================================




                                                     "Loan Amount":  $46,260,389


                             PROJECT LOAN AGREEMENT


                           Dated as of March 29, 1995


                                     among


                               ALEXANDER'S, INC.,
                                  as Borrower,



                           UNION BANK OF SWITZERLAND
                               (New York Branch),
                                   as Lender,


                                      and


                           UNION BANK OF SWITZERLAND
                               (New York Branch),
                                    as Agent




                             LOCATION OF PREMISES:

                    Corner of 63rd Road and Queens Boulevard
                     in Rego Park, Queens County, New York


================================================================================

"Lenders' Counsel":
         Dewey Ballantine
         1301 Avenue of the Americas
         New York, New York 10019-6092
         Attention:  George C. Weiss, Esq.

                 PROJECT LOAN AGREEMENT, dated as of March 29, 1995 among ALEXANDER'S, INC., a Delaware corporation ("Borrower"), UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as agent, "UBS"; UBS and the lenders who from time to time become Lenders pursuant to
Section 7.16, 7.20 or 8.13 of the BLA referred to below, each a "Lender" and collectively, "Lenders"), and UBS, as administrative agent for Lenders (in such capacity, together with its successors in such capacity, "Agent").

                 Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit. Accordingly, Borrower, each Lender and Agent agree as follows:

          1. Loan. (a) On the basis of the representations, warranties and covenants made by Borrower herein and in the Mortgage (as defined below) and in the building loan agreement (the "BLA") of even date herewith among Borrower, Lenders and Agent relative to the construction of the "Improvements" (as such quoted term is defined in the BLA) on the Premises (as defined below), and subject to Borrower's satisfaction of the conditions herein set forth, each Lender agrees to advance its Pro Rata Share (as defined below) of, and Borrower agrees to accept, a loan (the "Loan") in the Loan Amount. The Loan shall be evidenced by Borrower's notes (as the same may be amended, modified, extended, severed, assigned, renewed and restated, from time to time including any substitute or replacement note pursuant to Section 7.16, Section 7.20 or
Section 8.13 of the BLA, as incorporated herein pursuant to paragraph 5 hereof, each, a "Note" and collectively, the "Notes") to Lenders in an aggregate principal amount equal to the Loan Amount and secured by a mortgage, assignment of leases and rents and security agreement (the "Mortgage") from Borrower to Agent, for the benefit of Lenders, of Borrower's interest in respect of the real property described in Schedule A to the Mortgage (the "Premises"). This Agreement, the Notes, the Mortgage and related UCC-1 financing statements, and the "Indemnity" (as such quoted term is defined in the BLA) are hereinafter referred to collectively as the "Loan Documents".

         (b) The Loan Amount shall be advanced as provided herein in respect of certain non-construction costs incurred by Borrower in connection with the Premises and the Improvements. Lenders shall fund each advance of the Loan ratably in accordance with the respective undisbursed amounts of their Individual Loan Commitments. For purposes of this Agreement, "Individual Loan Commitment" means, with respect to each Lender, the amount set forth in the table below opposite the name of such Lender (subject to adjustment in accordance with the provisions of Section 7.16, Section 7.20 and Section 8.13 of the BLA, as incorporated herein pursuant to paragraph 5 hereof); and "Pro

Rata Share" means, with respect to each Lender, the ratio of such Lender's Individual Loan Commitment to the Loan Amount.

                      Lender                           Individual Loan Commitment
                      ------                           --------------------------
                        UBS                                 $46,260,389

          2. Advances. Advances of Loan proceeds shall be made to Borrower in respect of the categories of costs and expenses (hereinafter "such Costs") set forth on the budget annexed hereto as EXHIBIT A and made a part hereof up to the loan budget amount set forth on said EXHIBIT A with respect to each such category. Advances shall be made monthly upon the satisfaction of the conditions set forth in paragraph 3 hereof, shall be in the amount of such Costs actually incurred by Borrower and shall be made at "Agent's Office" (as such quoted term is defined in the BLA), upon at least seven business days' prior written notice to Agent. Requests for an advance of Loan proceeds shall be in form and substance satisfactory to Agent and shall be accompanied by (i) such supporting documentation for such Costs as Agent may require, (ii) Borrower's certificate to the effect that it has actually incurred such Costs in the amount of the requested advance, that such Costs have not been made the basis for any other request for an advance under this Agreement or under the BLA, and that no material adverse change in Borrower's or Guarantor's financial condition has occurred since the immediately preceding advance and (iii) a notice of title continuation of or an endorsement to the title policy referred to in paragraph 3 below indicating that, since the date of the last preceding advance, there has been no change in the state of title and no survey exception not theretofore approved by Agent, which endorsement shall have the effect of redating said policy to the date, and increasing the coverage thereof by the amount, of the advance then being made. Notwithstanding anything to the contrary contained in this Agreement, Lenders shall have no obligation to advance any portion of the Loan budget amount, if any, for "Interest on Loan"
(x) if, when and to the extent that Agent, in its sole judgment, determines that the Premises and/or Improvements are generating, on a cash basis, positive cash flow in excess of Borrower's other usual, reasonable and customary expenses regarding the Premises and/or Improvements or (y) if and to the extent that Borrower shall have previously paid any interest under the Notes from sources other than advances under this Agreement or agreements supplemental hereto.

          3. Conditions Precedent. Lenders' obligations under this Agreement shall be conditioned upon, and no portion of the Loan shall be advanced until, the satisfaction of the following conditions:

                 (a) There shall be no default under this Agreement, the Notes or Mortgage or under any mortgage given to Agent in connection with the BLA;

                 (b) Agent shall have received: (i) executed counterparts of this Agreement, the Notes and Mortgage, (ii) the commitment fee, if any, for the Loan which shall be retained by Lenders whether or not any advances are made hereunder, (iii) policies or certificates of insurers evidencing the insurance required by the Mortgage, (iv) a paid title insurance policy, in ALTA 1992 form with New York endorsements, in the amount of the Mortgage, insuring the Mortgage to be a valid lien on Borrower's interest in the Premises free and clear of all defects and encumbrances not approved by Lenders' Counsel, which shall contain no unacceptable survey exceptions, full coverage against mechanics' and materialmen's liens, such affirmative insurance and endorsements as Lenders' Counsel may require, an undertaking by the issuer thereof to provide the notice of title continuation or endorsement referred to in paragraph 2 above and a pending disbursements clause in the form of EXHIBIT B hereto, (v) an opinion of Borrower's counsel to the effect that the Notes, Mortgage and this Agreement have each been duly authorized, executed and delivered by the parties thereto, and are valid and binding instruments enforceable against said parties in accordance with their respective terms subject, however, to the qualifications that (1) some of the rights and remedies set forth in the Notes and Mortgage may be limited by bankruptcy, insolvency, reorganization and other laws of general application to the enforcement of creditors' rights and (2) certain remedies and waivers contained in the Mortgage may be limited by applicable laws, none of which qualifications will materially interfere with the practical realization of the benefits and security provided by said documents except for the economic consequences of any procedural delay which may result therefrom, and (vi) documents, in respect of the Loan, of the character required by clauses (ii) and
         (iii) of paragraph (i) of Section 4.04 of the BLA for the loan contemplated thereby; and

                 (c) Borrower shall have simultaneously made a requisition for an advance under the BLA and satisfied all conditions to the receipt of an advance thereunder.

          4. Reallocation of Costs. If at any time the undisbursed balance of Loan proceeds for any category of cost or expense shown on EXHIBIT A hereto is, in Agent's judgment, excessive or deficient, the excess or deficiency may be reallocated to any other balance which Agent deems to be excessive or insufficient, as the case may be.

          5. Certain General Conditions and Representations. The provisions of Sections 2.09 and 2.11 through 2.17 of the BLA; Article III of the BLA; paragraphs (a), (b), (d), (e), (f), (k), (l), (o), (q) and (r) of
Section 6.01 of the BLA; Article VII of the BLA; and Sections 8.01, 8.02, 8.04,
8.06 through 8.10, and 8.12 through 8.18 of the BLA, and all the related definitions in the BLA (other than the definitions of those terms that are otherwise defined herein), are hereby incorporated herein by reference, as if fully and completely set forth herein, so that said provisions, as incorporated herein, shall refer to and apply in all respects to the Loan, the Loan Amount, each Lender's Individual Loan Commitment and Pro Rata Share, the Mortgage, the Notes, this Agreement and the other Loan Documents; provided, however, that, as used in said provisions as incorporated herein, the term "Other Loan" shall refer to the loan made pursuant to the BLA, and the term "Other Notes" shall refer to the notes evidencing such loan (it being intended that the provisions of the BLA pertaining to interest rate options shall permit Borrower to select, in a coordinated fashion, interest rates under the notes evidencing the Loan and the loan made pursuant to the BLA).

          6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower, Lenders and Agent hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County, New York (or any county in New York State where any portion of the "Mortgaged Property", as such quoted term is defined in the Mortgage, is located) over any suit, action or proceeding arising out of or relating to this Agreement, and hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in New York County (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to a party at the address indicated on the signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

          7. Developer's Fee. With respect to the Loan Budget amount for "Developer's Fee", $90,000 shall be advanced monthly until $1,300,000 remains to be funded and the remainder shall be advanced upon the satisfaction of the conditions set forth in Section 5.02 of the BLA.

          8. Final Advance. The advance of Loan proceeds prior to the time when $25,000,000 of Loan proceeds remains to be advanced (if not sooner advanced) shall be advanced upon the satisfaction of the conditions to Section 2.04(c) of the BLA. The final $25,000,000 of Loan proceeds (the "Final Advance") shall be advanced only upon all of the other conditions to an advance under this Agreement having been satisfied (including without limitation Section 2.04(c) of the BLA) and the satisfaction of the following additional conditions at the time of Borrower's request for the Final Advance (the "Request Date"):

                 (a) Agent having received (i) an independent third-party appraisal satisfactory to Agent indicating that the value of the Premises and Improvements as of the Request Date is at least $121,500,000 and (ii) a fully executed commitment for the permanent financing or acquisition of the Premises by the Maturity Date in the amount of at least $85,000,000 from an entity satisfactory to Agent and containing such terms and conditions to the funding thereof which are satisfactory to Agent;

                 (b) the net operating income from the Premises for the twelve-month period prior to the Request Date (the "NOI") determined in accordance with generally accepted accounting principles being at least $14,450,000;

                 (c) the NOI being at least 200% of the annual interest expense which would be payable on an $85,000,000 loan bearing interest at 2% over the interest rate on 10 year U.S. treasury notes quoted as of the Request Date;

                 (d) there existing no default under any other loan made to Alexander's, Inc. or any of its subsidiaries;

                 (e) there existing no material adverse change in the financial condition of Alexander's, Inc. and its consolidated subsidiaries; and

                 (f) any mortgages encumbering the Premises not held by Lender are subordinated to the Final Advance in a manner satisfactory to Lender.

          9. Administration Fee. If the Final Advance is made, Borrower shall pay to Agent, for the account of Agent, an administration fee of $25,000 per annum during the remainder of the Loan term including any extension periods, payable quarterly in advance commencing upon the making of the Final Advance.

         IN WITNESS WHEREOF, Borrower, Lenders and Agent have caused this Agreement to be executed the day and year first above written.


                                        ALEXANDER'S, INC.,
                                          a Delaware corporation

                                        By  /s/ Brian Kurtz
                                          ----------------------------
                                           Name:  Brian Kurtz
                                           Title: Executive Vice President


                                        Address for notices:

                                        c/o Vornado Realty Trust
                                        Park 80 West
                                        Plaza II
                                        Saddle Brook, New Jersey 07663

                                        Attention:  Steven Roth
                                                    and Joseph Macnow

                                        Telephone:  (201) 587-1000
                                        Telecopy:   (201) 587-0600

                                        UNION BANK OF SWITZERLAND
                                           (New York Branch),
                                           as Lender and Agent

                                        By  /s/  Albert Rabil, III
                                          ---------------------------------
                                           Name:  Albert Rabil, III
                                           Title: Vice President

                                        By  /s/ Joseph Bassil
                                          ---------------------------------
                                           Name:  Joseph Bassil
                                           Title: Assistant Vice President


                                        Address for notices, Agent's Office
                                        and Applicable Lending Office:

                                        299 Park Avenue
                                        38th Floor
                                        New York, New York 10171-0026

                                        Attention:  Albert Rabil, III
                                                    and Mara Martez

                                        Telephone:  (212) 821-3872
                                        Telecopy:   (212) 821-3943


EXHIBIT A - Project Cost Statement
EXHIBIT B - Pending Disbursements Clause

                                      NOTE

                                 (Project Loan)


$46,260,389                                                   New York, New York
                                                                  March 29, 1995


                 For value received, ALEXANDER'S, INC., a Delaware corporation ("Maker") hereby covenants and promises to pay to the order of UNION BANK OF SWITZERLAND (New York Branch) or its successors or assigns (collectively, the "Bank"), at the principal office of Union Bank of Switzerland (New York Branch) located at 299 Park Avenue, New York, New York 10171 ("Agent") for the account of the Applicable Lending Office at the Bank, the principal sum of Forty Six Million Two Hundred Sixty Thousand Three Hundred Eighty Nine Dollars ($46,260,389), or if less, the amount loaned by the Bank to Maker pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Maker also covenants and promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the Involuntary Rate.

                 The date and amount of each advance of the Loan which is evidenced hereby made by the Bank to Maker under the Loan Agreement referred to below, and each repayment thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto and any continuation thereof.

                 This Note constitutes, as of the date hereof, the "Notes" referred to in the Project Loan Agreement, dated the date hereof (as the same may be amended from time to time, the "Loan Agreement"), among Maker, as Borrower, the Bank, as Lender, and Agent, as Agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement (which, in turn, incorporates certain terms, conditions and provisions of the Building Loan Agreement, dated as of the date hereof, among Maker, the Bank and Agent) are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

                 This Note is secured by the Mortgage which contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to the Mortgage is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Maker and the Lenders (including the Bank) with respect to such Mortgaged Property.

                 Maker agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of the Lenders and the owner or owners of the Mortgaged Property, whether with or without notice to Maker, and Maker shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided in the Loan Agreement, according to the terms of any such agreement of extension or modification.

                 Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

                 All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

                 This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

                 IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written, intending the same to take effect as a sealed instrument.


                                        ALEXANDER'S, INC., a
                                          Delaware corporation


                                        By  /s/ Brian Kurtz       [SEAL]
                                          ---------------------
                                          Name: Brian Kurtz
                                          Title: Vice-President





                 This is to certify that this Note was executed in my presence on the date hereof by the party(ies) whose signature(s) appear(s) above in the capacity(ies) indicated.

                                                         Mary Hoets
                                                 -----------------------------
                                                         Notary Public


                                                 My commission expires:

                                                        August 19, 1995
                                                 -----------------------------






                                      3